UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 8, 2009
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13735	36-3252484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

501 West North Avenue
Melrose Park, Illinois	60160
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 865-1053
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     As previously announced, on May 15, 2009 Roberto R. Herencia assumed the role of President and CEO of Midwest Banc Holdings, Inc. (the “Company”) and of Midwest Bank and Trust Company (the “Bank”). Under his direction, the Company immediately tightened its loan underwriting and pricing criteria and began aggressive balance sheet repositioning activities. These activities are designed to right-size the Company, preserve capital and reduce the risk inherent in the balance sheet. As a result of these activities, the Company will report an asset reduction for the second quarter of 2009 and a reduction in risk-weighted assets as defined for regulatory capital purposes. The Bank remains well capitalized as of June 30, 2009. Included below is a summary of those material repositioning activities concluded, or in process, as of June 30, 2009.
     SECURITIES PORTFOLIO REPOSITIONING — During May and June of 2009, the Company sold $538 million of its securities portfolio with an average yield of 3.94% and average life of slightly over two years. The securities sold included U.S. government-sponsored entities debentures, mortgage-backed securities, and municipal bonds. These securities were sold in the open market at a net gain of $4.3 million. The Company purchased $571 million of U.S. Treasury bills and Government National Mortgage Association mortgage-backed securities. The average yield on these securities is .43% with an average life of less than six months. The Company repositioned its securities portfolio to lower capital requirements associated with higher risk-weighted assets, restructure expected cash flows, reduce credit risk, and enhance the Bank’s asset sensitivity.
     As of June 30, 2009, the Company still held $28 million in aggregate principal amounts of five securities, including municipal bonds and U.S. government-sponsored entities mortgage-backed securities, that were ear-marked for sale under this portfolio repositioning program. Consistent with that program the Company has determined it no longer intends to hold these securities to maturity and will recognize a $.7 million other than temporary impairment charge during the quarter ended June 30, 2009.
     LIQUIDATION OF BANK OWNED LIFE INSURANCE — During May and June of 2009, the Company liquidated its $86 million investment in bank owned life insurance in order to reduce the Company’s investment risk and the Bank’s regulatory capital requirement. The $16 million increase in cash surrender value of the policies since the time of purchase is treated as ordinary income for tax purposes. Additionally, a 10% IRS tax penalty was incurred as a result of the liquidation. As a result, the Company will record a tax expense of $8 million in the second quarter of 2009 for this transaction.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     Under the terms of an amendment to its existing $15.0 million credit facility (“revolving line of credit”) with a correspondent bank, the Company and the lender previously agreed to extend the maturity of the short-term revolving line of credit until July 3, 2009. The revolving line of credit bears interest at the 30 day LIBOR plus 155 basis points, with a floor of 4.25%. Currently, the Company has $8.6 million outstanding on the revolving line of credit together with $55.0 million outstanding under a separate term note (“term loan agreement;” and collectively with the revolving line of credit, “loans” or “loan agreements”). These loans are secured by all of the outstanding shares of stock of the Bank.
     The Company is obligated to meet certain covenants under the loan agreements. A breach of any of these covenants could result in a default under the loan agreements. Upon the occurrence of an event of default, the lender has the option to cause all amounts outstanding under the loan agreements to be immediately due and payable. Also, the lender could terminate all commitments to extend further credit. The lender also could, at its option, increase the interest rate on those loans by 300 basis points. If the Company is unable to repay these loans, either at maturity or in the event of default, the lender has the option to proceed against the collateral granted to it to secure the indebtedness. If the lender accelerates the repayment of these loans, the Company may not have sufficient liquidity to make the payments.
     The Company has advised the lender that its ratio of non-performing loans to total loans was 3.5% at March 31, 2009, thereby violating one of the covenants in the loan agreements. In addition, the Company posted a net loss for the first quarter of 2009, thereby causing another covenant violation.

     The Company is negotiating with the lender to extend the maturity of the line of credit and to seek to modify certain other terms of both loans.
     As previously reported, the Company sought covenant waivers on two occasions since December 31, 2007. The lender waived a covenant violation in the first quarter of 2008 resulting from the Company’s net loss recognized in that period. On March 4, 2009, the lender waived a covenant violation for the third quarter of 2008 resulting from the Company’s net loss recognized in that period, contingent upon the Company making accelerated principal payments under the term loan agreement in the amounts and on or prior to the dates shown below:
     July 1, 2009 — $5.0 million
     October 1, 2009 — $5.0 million
     January 4, 2010 — $5.0 million
     Previously, no principal payments were due under the term loan agreement until its final maturity date of September 28, 2010. This contingent waiver further provides that if the Company raises $15.0 million in new capital pursuant to an offering of common or convertible preferred stock, then the Company shall not be obligated to make any of the accelerated principal payments specified above that fall due after the date on which the Company receives such $15.0 million in new capital, until the final maturity date of September 28, 2010.
     The Company did not make the required $5.0 million principal payment due on July 1, 2009. On July 8, 2009, the lender advised the Company that such non-compliance constitutes a continuing event of default under the loan agreements (the “Contingent Waiver Default”). The Company’s decision not to make the $5.0 million principal payment, together with its previously announced decision to suspend the dividend on its Series A preferred stock and defer the dividends on its Series T preferred stock and interest payments on its trust preferred securities, were made in order to retain cash and preserve liquidity and capital at the holding company.
     In addition, the lender notified the Company that it was not in compliance with both the non-performing loans to total loans covenant and the profitability covenant in the loan agreements for the period ending March 31, 2009 (collectively, the “Financial Covenant Defaults”).
     Finally, the revolving line of credit matured on July 3, 2009 and the Company did not pay to the lender all of the aggregate outstanding principal on the revolving line of credit on such date. The failure to make such payments constitutes an additional event of default under the loan agreements (the “Payment Default”; the Contingent Wavier Default, the Financial Covenant Defaults and the Payment Default are hereinafter collectively referred to as the “Existing Events of Default”).
     As a result of the occurrence and the continuance of the Existing Events of Default, the lender notified the Company that, as of July 8, 2009, the interest rate on the revolving line of credit increased to the default interest rate of 7.25%, and the interest rate under the term loan agreement increased to the default interest rate of 30 day LIBOR plus 455 basis points.
     The lender has advised the Company that, except for the imposition of the default rates of interest, the lender does not currently intend to exercise any other rights or remedies under the loan agreements; however, this current intent of the lender does not in any way limit or impair the lender’s right to exercise any and all rights and remedies available to it with respect to the Existing Events of Default or any other event of default without notice to the Company, unless such notice is expressly required by the terms of the loan agreements.
     The lender has also stated that although it is not exercising all of its rights and remedies at this time (other than the imposition of the default rates of interest on the revolving line of credit and the term loan agreement), the lender has not waived, or committed to waive, the Existing Events of Default or any other default or event of default.
     The parties are negotiating to resolve these matters as quickly as possible.

Item 2.06. Material Impairments.
     VALUATION ALLOWANCE ON DEFERRED TAX ASSETS — At June 30, 2009, the Company established a valuation allowance of $58 million against its existing net deferred tax assets. The Company’s primary deferred tax assets relate to its allowance for loan losses and impairment charges relating to Federal National Mortgage Association (“FNMA”) and Federal Home Loan Mortgage Corporation (“FHLMC”) preferred stock holdings. Under generally accepted accounting principles, a valuation allowance must be recognized if it is “more likely than not” that such deferred tax assets will not be realized. In making that determination, management is required to evaluate both positive and negative evidence including recent historical financial performance, forecasts of future income, tax planning strategies and assessments of the current and future economic and business conditions. The Company performs and updates this evaluation on a quarterly basis.
     In conducting its regular quarterly evaluation, the Company made a determination to establish a valuation allowance at June 30, 2009 based primarily upon the existence of a three year cumulative loss derived by combining the pre-tax income (loss) reported during the two most recent annual periods (calendar years ended 2007 and 2008) with management’s current projected results for the year ending 2009. This three year cumulative loss position is primarily attributable to significant provisions for loan losses incurred and currently forecasted during the three years ending 2009 and losses realized during 2008 on its FNMA and FHLMC preferred stock holdings. Although the Company’s current financial forecasts indicate sufficient taxable income will be generated in the future to ultimately realize the existing deferred tax benefits, those forecasts were not considered sufficient positive evidence to overcome the observable negative evidence associated with the three year cumulative loss position determined at June 30, 2009. The creation of the valuation allowance, although it will increase tax expense for the quarter ended June 30, 2009 and similarly reduce tangible book value, does not have an effect on the Company’s cash flows. Since the amount of the net deferred tax assets available as regulatory capital is already restricted by regulation, the net effect of the valuation allowance is a reduction to the Bank’s regulatory capital of under $.5 million. The remaining net deferred tax assets of $5 million are supported by available tax planning strategies.
Forward-Looking Statements
     This Form 8-K contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Banc Holdings, Inc.
By:	/s/ JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer

July 14, 2009

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